New Covenant Funds
February 15th, 2012
866-451-3783
DRAFT SOLICITATION SCRIPT

Inbound Greeting:
Thank you for calling the Proxy Services Center for the New Covenant Funds. My name is <Agent Name> and this call is being recorded for quality assurance.  How may I assist you today?

Outbound Greeting:
Hello, is Mr./Ms. ____________________ available please?

Hi Mr./Ms ____________________ , my name is <Agent Name> and I am calling on behalf of the New Covenant Funds on a recorded line. Recently we sent you proxy materials for the upcoming Special Meeting of Shareholders to be held on February 15th, 2012 and have not received your proxy.

Voting:
After careful consideration, the Board of Trustees of the Trust recommends that you vote “FOR” the proposals.  Would you like to vote along with the recommendations of the board?

The process will only take a few moments.

For the record, would you please state your full name and full mailing address?

Are you authorized to vote on all shares in this/these fund/funds in all accounts? (Should have already identified shares s/he is authorized to vote)

Again, my name is <Agent Name>, a proxy voting specialist on behalf of the New Covenant Funds. Today’s date is <Date> and the time is <Time> (am/pm) Eastern Time.

Mr./Ms. ____________________  I have recorded your (FOR/AGAINST/ABSTAIN) vote for all of your New Covenant Funds accounts and will be sending you a written confirmation for each. If you wish to make any changes, you may contact us by calling (Outbound: 1-866-451-3783/Inbound: the same number you called today).

Thank you very much for your participation and have a great day/evening.

If Unsure of voting/no to voting with board recommendations:
Would you like me to review the proposal(s) with you?  (After review, ask if they would you like to vote now over the phone, if applicable)

If requesting materials to be sent again:
I can resend the materials to you. Can you please verify your full mailing address? (Verify entire address, including street name, number, town, state & zip) Do you have an email address this can be sent to? (If yes, enter the email address in the notes and read it back phonetically)

Thank you. You should receive these materials shortly and the materials will inform you of the methods available to you to cast your vote (For email the only way to vote is to call Outbound: 1-866-451-3783 /Inbound-the same number you called today); the number is listed in the body of the email). (For re-mail) one of which is to call us back at (Outbound: 1-866-451-3783/Inbound: the same number you called today).

If Not Interested:
(Use rebuttal) I am sorry for the inconvenience. Please be aware that as a shareholder, your vote is very important.  Please fill out and return your proxy card at your earliest convenience.  If you would rather not do that, you can always vote via the other methods outlined in the proxy materials. Thank you again for your time today, and have a wonderful day/evening.

ANSWERING MACHINE MESSAGE:

Hello, my name is <Agent Name> and I am a proxy voting specialist on behalf of the New Covenant Funds. You should have received proxy material in the mail concerning the Special Meeting of Shareholders to be held on February 15th, 2012.

Your participation is very important.  To vote over the telephone, call toll-free at 1-866-451-3783 and a proxy voting specialist will assist you with voting your shares.  Specialists are available   Monday through Friday, 9:30 AM to 9:00 PM and Saturday 10:00AM to 6:00 PM Eastern Time.  Voting takes just a few moments and will benefit all shareholders.

Thank you for your prompt attention to this matter.

AUTOMATED ANSWERING MACHINE MESSAGE:

Hello, this is the Proxy Services Center calling with an important message on behalf of the New Covenant Funds.  You should have received proxy material in the mail concerning the Special Meeting of Shareholders to be held on February 15th, 2012.

Your participation is very important.  To vote over the telephone, call toll-free at 1-866-451- 3783 and a proxy voting specialist will assist you with voting your shares.  Specialists are available Monday through Friday, 9:30 AM to 9:00 PM and Saturday 10:00AM to 6:00 PM Eastern Time. Voting takes just a few moments and will benefit all shareholders.

Thank you for your prompt attention to this matter.

INBOUND - CLOSED RECORDING:

Thank you for calling the Proxy Services Center on behalf of the New Covenant Funds.  Our offices are now closed.  Please call us back during our normal business hours  which are, Monday through Friday, 9:30 AM to 9:00 PM and Saturday 10:00 AM to 6:00 PM  Eastern Time.  Thank you.

INBOUND - CALL IN QUEUE MESSAGE:
Thank you for calling the Proxy Services Center on behalf of the New Covenant Funds.  Our proxy specialists are currently assisting other shareholders.  Your call is important to us.  Please continue to hold and your call will be answered in the order in which it was received.

END OF CAMPAIGN MESSAGE:

Thank you for calling the Proxy Services Center on behalf of the New Covenant Funds. The Shareholder meeting has been held and as a result, this toll free number is no longer in service for proxy related calls. If you have questions about your New Covenant Funds please contact your Financial Advisor or call the New Covenant Funds at 1-877-835-4531. Thank you for investing in the New Covenant Funds.